Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:
Brad Shepherd, Director, Investor Relations
(617) 796-8234

Senior Housing Properties Trust Announces Joint Venture to Own Buildings in Boston’s Seaport District

Newton, MA (March 27, 2017): Senior Housing Properties Trust (Nasdaq: SNH) today announced that it has formed a joint venture with a sovereign institutional investor to own 11 Fan Pier and 50 Northern Avenue in Boston, MA.  The investor will contribute approximately $261 million for a 45% equity interest in the new venture, and SNH will own the remaining 55% equity interest.  The investment amount is based on a property valuation of $1.2 billion, less $620 million of existing secured debt on the property.

The property included in the joint venture was acquired by SNH in May 2014 for $1.125 billion and consists of two 15 story, class A LEED® Gold Certified life-science buildings with structured parking located in Boston’s Seaport District.  The two buildings are 95% leased to Vertex Pharmaceuticals, Inc. through 2028 and include 1.1 million rentable square feet of lab, corporate office and street level retail space.

SNH expects to use the cash proceeds from this transaction to repay a portion of the amounts outstanding under its revolving credit facility.

David Hegarty, President and Chief Operating Officer of SNH, made the following statement about today’s announcement:

“We are pleased to announce SNH’s first joint venture transaction to own property.  This transaction highlights the increased value of these two well located, well leased buildings since we acquired them less than three years ago.  This transaction also reduces our investment portfolio’s concentration in this property and reduces our overall leverage.”

SNH will continue to control this property because its partner in this joint venture is a passive financial investor.  Accordingly, SNH expects to consolidate the operating results of this venture in its financial statements and expects to account for the investor’s minority equity interest in the venture as a non-controlling interest for financial reporting purposes.  SNH is also subject to a confidentiality agreement and cannot disclose the identity of the investor that formed this joint venture with SNH.

Eastdil Secured acted as SNH’s advisor and Sullivan & Worcester LLP provided legal counsel to SNH in this transaction.

Senior Housing Properties Trust is a real estate investment trust, or REIT, which owns senior living communities, medical office buildings and wellness centers throughout the United States.  SNH is managed by the operating subsidiary of The RMR Group Inc. (Nasdaq: RMR), an alternative asset management company that is headquartered in Newton, MA.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS.  ALSO, WHENEVER SNH USES WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE”, “WILL”, “MAY” AND NEGATIVES OR DERIVATIVES OF THESE OR SIMILAR EXPRESSIONS, SNH IS MAKING FORWARD LOOKING STATEMENTS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON SNH’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY SNH’S FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS.  FOR EXAMPLE, MR. HEGARTY STATES THAT THIS TRANSACTION REDUCES SNH’S OVERALL LEVERAGE, WHICH MAY IMPLY THAT SNH’S LEVERAGE WILL BE SUSTAINED AT THIS REDUCED LEVEL. HOWEVER, SNH HAS A REVOLVING CREDIT FACILITY UNDER WHICH IT MAY BORROW, REPAY AND REBORROW AMOUNTS AND IT MAY SEEK TO INCUR ADDITIONAL SOURCES OF INDEBTEDNESS IN THE FUTURE. AS SUCH, SNH MAY NOT SUSTAIN ITS REDUCED LEVERAGE AND ITS LEVERAGE MAY INCREASE IN THE FUTURE.

THE INFORMATION CONTAINED IN SNH’S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, OR SEC, INCLUDING UNDER “RISK FACTORS” IN SNH’S PERIODIC REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE SNH’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM

THOSE STATED IN OR IMPLIED BY SNH’S FORWARD LOOKING STATEMENTS. SNH’S FILINGS WITH THE SEC ARE AVAILABLE ON THE SEC’S WEBSITE AT WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, SNH DOES NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

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